UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 5, 2023

SHARPLINK GAMING LTD.

(formerly Mer Telemanagement Solutions Ltd.)

(Exact name of registrant as specified in charter)

Israel	9200	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In November 2022, SharpLink Gaming Ltd. (the “Company”) announced that it had received a letter from Nasdaq Listing Qualifications (“Nasdaq”) indicating that the Company was no longer in compliance with the minimum bid price requirement for continued listing set forth in Listing Rule 5550(a)(2) (the “Rule), which requires listed securities to maintain a minimum bid price of $1.00 per share. The Company would be able to regain compliance if at any time during an initial 180-day period (through May 3, 2023), the closing bid price of its ordinary shares was at least $1.00 for a minimum of ten consecutive business days.

On April 25, 2023, the Company effected a 1-for-10 reverse stock split as a means to cure the bid price deficiency and, for a period of ten consecutive trading days through May 9, 2023, the closing bid price of the Company’s ordinary shares was above $1.00.

On May 5, 2023, the Company received a Staff Determination Letter (the “Letter”) from Nasdaq that the Company had not regained compliance with the Rule during the initial 180 days (by May 3, 2023) and was not eligible for a second 180-day period to regain compliance. The Letter advised that the Company may request an appeal of this determination and pay a hearing fee no later than May 12, 2023, and unless the Company did so, the Company’s ordinary shares would be suspended at the opening of business on May 16, 2023 and would subsequently be removed from listing and registration.

On May 10, 2023, Nasdaq notified the Company that since the bid price of the Company’s ordinary shares closed above $1.00 for ten consecutive trading days from April 26, 2023 through May 9, 2023, the Company had cured the bid price deficiency, its ordinary shares would not be suspended or delisted and the matter was considered closed. As a result, the Company is currently in compliance with the Rule and the Company’s ordinary shares will continue to trade on The Nasdaq Capital Market under the symbol “SBET.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer

Dated: May 10, 2023

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